UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 17, 2018
Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA 92008-7328
(Address of principal executive offices, including Zip Code)

(760) 931-1771
Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Legislation”) was enacted. The Tax Legislation significantly revises the U.S. corporate income tax by, among other things, lowering corporate income tax rates and imposing a repatriation tax on deemed repatriated earnings of foreign subsidiaries.
Callaway Golf Company (the “Company”) estimates, based on currently available information, that the enactment of the Tax Legislation will result in a net increase of approximately $5 million - $10 million in income tax expense in the Company’s fourth quarter and full year ended December 31, 2017 financial statements, consisting primarily of the following impacts:

•
The reduction in the federal corporate tax rate under the Tax Legislation from 35% to 21% is estimated to result in a reduction of approximately $10 million in the value of the Company’s net deferred tax assets;

•
The one-time deemed repatriation tax on untaxed foreign earnings imposed under the Tax Legislation is estimated to result in a non-recurring net benefit of approximately $4 million due to the utilization of prior net operating losses and the generation of foreign tax credits in excess of the tax effect of such net operating losses; and

•	The other impacts of the Tax Legislation are expected to result in additional non-recurring net tax expense estimated to be less than $2 million.
The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as set forth by specific reference in such filing.
Cautionary Note on Forward-Looking Statements
This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-K, 10-Q and 8-K subsequently filed with the Securities and Exchange Commission.
Forward-looking statements include statements regarding the estimated effects of the Tax Legislation on the Company’s earnings for the fourth quarter and full year ended December 31, 2017. These forward-looking statements consist of preliminary estimates, are based on currently available information, as well as our current interpretations, assumptions and expectations relating to the Tax Legislation, and are subject to change, possibly materially, as the Company completes its year-end financial statements due to, among other things, changes in interpretations and assumptions the Company has made, guidance that may be issued and actions the Company may take as a result of the Tax Legislation. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: January 17, 2018	By:	/s/ Brian P. Lynch
	Name:	Brian P. Lynch
	Title:	Senior Vice President, Chief Financial Officer, General Counsel and Corporate Secretary